Exhibit 1.1

Urban Edge Properties
Common Shares of Beneficial Interest, par value $0.01 per share
EQUITY DISTRIBUTION AGREEMENT
Dated: August 11, 2025

TABLE OF CONTENTS
Page
SECTION 1. Description of Shares    4
SECTION 2. Placements    5
SECTION 3. Execution of Placements by the Agents and the Forward Sellers    7
SECTION 4. Suspension of Offerings    9
SECTION 5. Representations and Warranties    10
SECTION 6. Delivery to the Agents and the Forward Sellers; Settlement    27
SECTION 7. Covenants of the Company and the Operating Partnership    30
SECTION 8. Payment of Expenses    37
SECTION 9. Conditions to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers    38
SECTION 10. Indemnification    40
SECTION 11. Contribution    43
SECTION 12. Representations, Warranties, Indemnities and Agreements to Survive Delivery    44
SECTION 13. Termination of Agreement    45
SECTION 14. Notices    46
SECTION 15. Parties    47
SECTION 16. Adjustments for Share Splits    47
SECTION 17. Governing Law and Time    47
SECTION 18. Effect of Headings    47
SECTION 19. Counterparts    47
SECTION 20. Definitions    48
SECTION 21. Permitted Free Writing Prospectuses    52
SECTION 22. Absence of a Fiduciary Relationship    53
SECTION 23. Recognition of the U.S. Special Resolution Regimes    54

SCHEDULE 1 – Notice Information

i

EXHIBITS
Exhibit A-1    –    Form of Issuance Placement Notice
Exhibit A-2    –    Form of Forward Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D-1    –    Form of Corporate Opinion and Disclosure Letter of Company Counsel
Exhibit D-2    –    Form of Tax Opinion of Company Counsel
Exhibit E    –    Officer’s Certificate of the Company
Exhibit F    –    Issuer Free Writing Prospectuses
Exhibit G    –    Form of Opinion of Maryland Company Counsel

ii

Urban Edge Properties
Common Shares of Beneficial Interest, par value $0.01 per share
EQUITY DISTRIBUTION AGREEMENT
August 11, 2025
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
BTIG, LLC
65 East 55th Street
New York, New York 10022
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001
As Agents
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001

As Forward Sellers

Wells Fargo Bank, National Association
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Jefferies LLC
520 Madison Avenue
New York, New York 10022
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001
As Forward Purchasers
Ladies and Gentlemen:
Each of Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with each of Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as sales agent and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder (each an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, as forward seller (each a “Forward Seller,” and together, the “Forward Sellers”), and each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products Inc., The Toronto-Dominion Bank and Truist Bank or an affiliate thereof, each as forward purchaser under any Forward Contract (as defined below) (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”).
For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered or sold through an Agent (or its agent, in the case of Nomura Securities International, Inc. acting through BTIG, LLC) acting as forward seller for the applicable Forward Purchaser, then such Agent (or its agent, in the case of Nomura Securities International, Inc. acting through BTIG, LLC), as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to such Agent (or its agent, in the case of Nomura Securities International, Inc. acting through BTIG, LLC) when acting as forward seller, mutatis mutandis.

Section 1. Description of Shares.
Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, Shares collectively having an aggregate Sales Price of up to $250,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents, the Forward Sellers and the Forward Purchasers shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Agents and the Forward Sellers will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer and sell the Shares. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate written agreement with such Agent containing the terms and conditions of such sale (such an agreement, a “Terms Agreement”).
The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”), an automatic shelf registration statement on Form S-3ASR (File No. 333-289464), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company shall furnish to the Agents, the Forward Sellers and the Forward Purchasers for use by the Agents, the Forward Sellers and the Forward Purchasers copies of the prospectus included as part of such automatic shelf registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statements as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” The Company may file one or more additional registration statements from time to time that will contain a base prospectus, and related prospectus supplements, if applicable, with respect to the Shares. After the effectiveness of any such registration statement, references to “Registration Statement” in this Agreement shall be deemed, as applicable, to refer to such new registration statement, and after the filing of any such related prospectus supplement with respect to the Shares, all references to “Prospectus Supplement” in this Agreement shall be deemed to refer to such prospectus supplement and all references to “Prospectus” in this Agreement shall be deemed to refer to the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, in the form in which such Prospectus Supplement has most recently been filed by the Company. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
Section 2. Placements.
Each time that the Company wishes to execute an Issuance or a Forward hereunder, as the case may be (each, a “Placement”), it will, (i) in the case of an Issuance, notify the applicable Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Issuance Shares to be sold, which shall, at a minimum, include the maximum number of Issuance Shares to be issued, the Selling Commission Rate, the time period during which sales are requested to be made, any limitation on the number of Issuance Shares that may be sold in any one day and any minimum price per share below which sales may not be made or a formula pursuant to which such minimum price per share shall be determined (an “Issuance Placement Notice”), a form of which is attached hereto as Exhibit A-1, or (ii) in the case of a Forward, notify the applicable Forward Purchaser and Forward Seller by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires to effect the Forward, which shall at a minimum include the Maximum Forward Hedge Shares, the time period or periods during which offers are to be made, any limitation on the aggregate number of Forward Hedge Shares that may be sold in any one day, any minimum price per share below which sales may not be made or any formula pursuant to which such minimum price shall be determined, the Forward Hedge Selling Commission Rate, the remaining amount available under the Maximum Amount and, as applicable, certain specified terms of the Forward (a “Forward Placement Notice”), a form of which is attached hereto as Exhibit A-2. The Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent,” and the Forward Seller then in receipt of a Forward Placement Notice is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” The Current Agent or the Current Forward Seller, as the case may be, at any given time is herein referred to as the “Current Seller.” On any Trading Day, there may be only one Current Seller; provided, however, that such prohibition on more than one

Current Seller on any Trading Day shall not apply to or prohibit the appointment of another Agent or Forward Seller (each, an “Additional Agent/Forward Seller”), so long as (i) the Additional Agent/Forward Seller executes one or more privately negotiated transactions, which may include block trades (each, an "Exempt Transaction") and (ii) if such Exempt Transaction occurs prior to 4:00 p.m. (New York City time), the Company notifies the applicable Current Seller that an Additional Agent/Forward Seller was appointed to execute such Exempt Transaction. Each Placement Notice sent to an Agent, or to a Forward Seller and a Forward Purchaser, as applicable, shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to two or more of the individuals from such Agent (in the case of an Issuance Placement Notice) or such Forward Purchaser and such Forward Seller (in the case of a Forward Placement Notice) set forth on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time. The Company may amend Exhibit B from time to time by providing written notice to the Agents and the Forward Purchasers in accordance with Section 14 hereof.
If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to two or more of the individuals from each of the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which Acceptance shall be addressed to two or more of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Placement Notice or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Amount or the Maximum Forward Hedge Shares, as applicable, has been sold, (ii) the Selling Period specified in the relevant Placement Notice has expired, (iii) by notice delivered in accordance with the notice requirements set forth in the first sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those contained in the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 13 or (vi) either party shall have suspended the Issuance or the Forward, as the case may be, in accordance with Section 4 below. The Company acknowledges and agrees that it will deliver a Placement Notice pursuant to this Section 2 to only one Current Seller at a time and will not deliver any new Placement Notice pursuant to this Section 2 until any prior Placement Notice has lapsed or been terminated in accordance with the foregoing sentence and, on Trading Days where an Additional Agent/Forward Seller is appointed, the Company has received written confirmation from the Current Seller under such Placement Notice that it has stopped selling pursuant to such Placement Notice. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent in connection with an Issuance shall be determined in accordance with the terms set forth in Exhibit C attached hereto. The amount of any discount, commission or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall be determined in accordance with the terms set forth in Exhibit C attached hereto.
It is expressly acknowledged and agreed that neither the Company nor the Current Agent nor the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers a Placement Notice to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (x) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), the applicable Master Forward Confirmation (in the case of a Forward) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
No Forward Placement Notice may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Shares is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period under the Forward to, and including, the last scheduled Trading Day of the Forward Hedge Selling Period under such Forward or (y) such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of Common Shares outstanding as of the date of this Agreement.
Section 3. Execution of Placements by the Agents and the Forward Sellers.
(a)Execution of Issuances by the Agents. In the case of an Issuance Placement Notice, subject to the provisions of Section 2, the Current Agent, for the Issuance Selling Period specified in such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the Selling Commission payable by the Company to the Current Agent on Issuance Shares sold during the preceding Trading Day, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Agent (as set forth in Section 6(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may sell Issuance Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may also sell Issuance Shares by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades. The Company acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling Issuance Shares, (ii) the Current Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3 and (iii) the Current Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in a Terms Agreement. In the case of clause (i) and (ii), the Current Agent will be acting as agent for the Company and not as principal.
(b)Execution of Forwards by the Forward Sellers. In the case of a Forward Placement Notice, subject to the provisions of Section 3 hereof and of the Master Forward Confirmation, in order to enable the buyer of the relevant Forward to establish a commercially reasonable hedge position, (i) the Current Forward Purchaser, during the Forward Hedge Selling Period, shall use commercially reasonable efforts to borrow or cause its affiliates to borrow a number of Forward Hedge Shares as close as reasonably practicable to the Maximum Forward Hedge Shares specified in the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), and (ii) the Current Forward Seller (or its agent or affiliate), during the Forward Hedge Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares up to the Maximum Forward Hedge Shares specified in, and otherwise in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, however, that the number of Forward Hedge Shares sold shall not exceed an amount that when multiplied by the Initial Forward Price would exceed the remaining notional amount available under the Maximum Amount. Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will provide written confirmation to the Company and the Current Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the aggregate Forward Hedge Selling Commission in respect of such Forward Hedge Shares, and the volume-weighted average of the price per Forward Hedge Share sold on such day. Subject to the provisions of the Master

Forward Confirmation, either of the Current Forward Seller or Current Forward Purchaser will also deliver a “Supplemental Confirmation” (as defined in the Master Forward Confirmation) no later than the opening of the Trading Day next following the end of the Forward Hedge Selling Period under the relevant Forward setting forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Maturity Date,” “Initial Forward Price,” “Spread,” “Volume-Weighted Hedge Price,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” “Forward Price Reduction Dates,” “Forward Price Reduction Amounts” and “Regular Dividend Amounts” for such Forward. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (provided that such method shall be commercially reasonable), including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may also sell Forward Hedge Shares by any other commercially reasonable method permitted by law, including, without limitation, privately negotiated transactions, which may include block trades. Notwithstanding anything herein to the contrary, the Current Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. Each of the Company and the Current Forward Purchaser acknowledges and agrees that (a) there can be no assurance that the Current Forward Purchaser will be successful in borrowing or causing its affiliates to borrow, or that the Current Forward Seller will be successful in selling, Forward Hedge Shares, (b) the Current Forward Seller will incur no liability or obligation to the Company, the Current Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Current Forward Purchaser or its affiliates for any reason other than a failure by the Current Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (c) the Current Forward Purchaser will incur no liability or obligation to the Company, the Current Forward Seller or any other person or entity if it does not borrow or cause its affiliates to borrow Forward Hedge Shares for any reason other than a failure by the Current Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliates to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Current Forward Seller will be acting as agent for the Current Forward Purchaser and not as principal.
Section 4. Suspension of Offerings.
The Company or the Current Seller may, upon notice to the other party in writing to each of the individuals of the other party set forth on Exhibit B attached hereto (including by email correspondence, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone to each of the individuals of the other party set forth on Exhibit B attached hereto (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any Issuance or Forward, as the case may be, under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice.

Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made in accordance with the first sentence of this Section 4.

Section 5. Representations and Warranties.
(a)Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Agents, the Forward Sellers and the Forward Purchasers as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below), and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:
(1)Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3ASR under the Securities Act. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with the requirements of, Rule 415 under the Securities Act. The Registration Statement was filed by the Company with the Commission during the three year period prior to the date hereof. The Registration Statement became effective under the Securities Act upon filing with the Commission, no earlier than three years prior to the date hereof. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or any securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Agents and the Forward Sellers and the Shares pursuant to Rule 430B and at each Settlement Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 411 and the Prospectus and any amendments or supplements thereto delivered or made available to the Agents and the Forward Sellers for use in connection with the offering of any Shares were and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus, as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notifies any Agent or Forward Seller, as described in Section 7(d) hereof, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with the Agent Information (as hereinafter defined).
The documents incorporated by reference in the Registration Statement or the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
Any offer that is a written communication relating to the Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement.
(2)Well-Known Seasoned Issuer. (A) At the effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption provided by Rule 163, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(3)Eligibility. (A) At the effectiveness of the Registration Statement, (B) at the earliest time after the effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(4)Independent Accountants. Deloitte & Touche LLP, who audited the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and will deliver the initial letter referred to in Section 7(r) hereof, is an independent public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).
(5)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company, the Operating Partnership and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in equity and cash flows of the Company, the Operating Partnership and their respective consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, if any pro forma financial statements of the Company, the Operating Partnership and their respective consolidated subsidiaries and the related notes thereto is included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, such pro forma financial statements and related notes present fairly in all material respects the information shown therein, have been prepared in accordance in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects with respect to the Company, the Operating Partnership and their respective consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other historical or pro forma financial information is required to be included in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus which is not so included. All disclosures contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(6)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company or the Operating Partnership and their respective Subsidiaries (as such term is defined below) or their properties, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company, the Operating Partnership or any of their respective Subsidiaries which are material with respect to the Company, the Operating Partnership and their respective Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.
(7)Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as disclosed in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business and is in good standing as a foreign entity in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.
(8)Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect, and has full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as disclosed in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.
(9)Good Standing of Subsidiaries. Each subsidiary of the Company and the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as disclosed in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in all other jurisdictions in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
(10)Capitalization of the Subsidiaries. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary (a) have been duly authorized and validly issued, (b) in the case of corporations, are fully paid and non-assessable and (c) were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as otherwise disclosed in the Registration Statement and the Prospectus, each Subsidiary’s capital stock or other ownership interests that are owned by the Company or the Operating Partnership are currently owned and will, at each Applicable Time and immediately following each Settlement Date, continue to be owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any Lien, except where such Liens are not, or are not reasonably expected to be, material to the Company and its Subsidiaries taken as a whole. None of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary other than those accurately described in all material respects in the Registration Statement and the Prospectus.
(11)Capitalization of the Company. The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of beneficial interest were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as described in all material respects in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its shares of beneficial interest or any securities convertible into or exchangeable for any of such shares of beneficial interest.
(12)Capitalization of the Operating Partnership. All of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full. All of the outstanding partnership interests of the Operating Partnership have been issued in compliance with applicable federal and state securities laws. None of the Operating Partnership’s outstanding partnership interests were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as described in all material respects in the Prospectus, the Operating Partnership is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its partnership interests or any securities convertible into or exchangeable for any of such partnership interests. The outstanding partnership interests of the Operating Partnership owned by the Company are owned free and clear of any Lien.
(13)Authorization and Enforceability of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.
(14)Authorization of Shares. Subject to the further authorization and approval of the Company’s Board of Trustees (which will be obtained before any sale of Shares pursuant to this Agreement), the Shares to be sold through the Agents, as principal or agent, and/or the Forward Sellers have been duly authorized for issuance and/or sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Shares to be sold through the Agent, as principal or agent, pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. Any certificates to be used by the Company to evidence the Shares will be in valid and sufficient form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE.
(15)Description of Shares. The Common Shares conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.
(16)Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of the Subsidiaries is (i) in violation of its respective Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except, solely as to clause (ii), (a) as disclosed in the Registration Statement and the

Prospectus or (b) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the Net Proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations have been or will be duly authorized by all necessary action (corporate or other) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any Company Documents, except as disclosed in the Registration Statement and the Prospectus and except for such conflicts, breaches, defaults, Repayment Events or Liens that would not result in a Material Adverse Effect or which would not reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, nor will such action result in any violation of the provisions of (iii) the Organizational Documents of the Company, the Operating Partnership or any of the Subsidiaries or (iv) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (ii), (a) as disclosed in the Registration Statement and the Prospectus and (b) for such violations that would not result in a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the properties or assets thereof that, individually or in the aggregate, are material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or that would not materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations.
(17)Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company, the Operating Partnership or any of the Subsidiaries which, in any such case, could reasonably be expected to result in a Material Adverse Effect.
(18)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of the Subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not disclosed in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(19)Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Shares of Beneficial Interest of Urban Edge Properties,” “Certain United States Federal Income Tax Considerations,” and “Certain Provisions of Maryland Law and of the Urban Edge Properties Declaration of Trust and Bylaws,” and the information in the Registration Statement under Item 15, in each case to the extent that it summarizes matters of law, legal matters, provisions of the Company’s declaration of trust or bylaws or other instruments or agreements, legal proceedings, or legal conclusions, as such information may be updated or superseded from time to time by post-effective amendment to the Registration Statement or information incorporated by reference into the Registration Statement or Prospectus, is an accurate and fair summary in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(20)Possession of Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, neither the Company, the Operating Partnership nor the Subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct their respective businesses, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(21)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, is necessary or required for the execution, delivery or performance by the Company or the Operating Partnership of their respective obligations under this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for such filings as the NYSE may require from time to time.

(22)Possession of Licenses and Permits. The Company, the Operating Partnership and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(23)Title to Property. The Company, the Operating Partnership and the Subsidiaries have good and marketable title in fee simple to all real property owned by any of them (together, the “Properties,” and each, a “Property”) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (i) are disclosed in the Registration Statement and the Prospectus, (ii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of the Subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company, the Operating Partnership or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as (a) disclosed in the Registration Statement and the Prospectus, (b) are not material and do not interfere with the respective uses made or proposed to be made of such property and buildings or other improvements by the Company, the Operating Partnership and the Subsidiaries, or (c) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and all such leases and subleases are in full force and effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of the Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company, the Operating Partnership or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company, the Operating Partnership or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.
(24)Liens. None of the Company, the Operating Partnership or any of the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(25)No Violations. Except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title. None of the Company, the Operating Partnership or any of the Subsidiaries has received from any governmental agency or body any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any of the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(26)Investment Company Act. The Company, the Operating Partnership and the Subsidiaries are not, and upon the issuance and sale of the Shares from time to time as herein contemplated and the application of the Net Proceeds therefrom as disclosed in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.
(27)Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Operating Partnership and the Subsidiaries are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health as it relates to Hazardous Material exposure or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, recycling, distribution, use, reuse, treatment, sale, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations, licenses and approvals required under any applicable Environmental Laws for their operations as presently conducted and are each in compliance with their requirements, (C) the Company, the Operating Partnership and the Subsidiaries have not received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries, (D) none of the Company, the Operating Partnership or any of the Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (E) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws and (F) the Company and the Operating Partnership do not intend to use the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in compliance with applicable Environmental Laws.
(28)Cybersecurity. Except as disclosed in the Registration Statement and the Prospectus, (A) to the knowledge of the Company and the Operating Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, the Operating Partnership’s or any of the Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and the Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the Company, the Operating Partnership or any of the Subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Operating Partnership and the Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a Material Adverse Effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole, the Company, the Operating Partnership and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(29)Absence of Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement.
(30)NYSE; Exchange Act Registration. The outstanding Common Shares have been approved for listing on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. As of each Settlement Date, the Shares to be sold by the Company from time to time hereunder will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.
(31)Tax Returns. Except as disclosed in the Registration Statement and the Prospectus, the Company, the Operating Partnership and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.
(32)Insurance. The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers, trustees and directors are in full force and effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects except as disclosed in the Registration Statement and the Prospectus, or where the failure to insure or lapses in policies would not reasonably be expected to have a Material Adverse Effect; and the Company, the Operating Partnership and the Subsidiaries do not have any reason to believe that any of them will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a Material Adverse Effect.
(33)Title Insurance. Title insurance in favor of the Company, the Operating Partnership or the Subsidiaries is maintained with respect to each Property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such Property or (b) the cost of construction of such Property (measured at the time of such construction), except, in each case, as disclosed in the Registration Statement and the

Prospectus, or where the failure to maintain such title insurance would not have a Material Adverse Effect.
(34)Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and the Subsidiaries maintain, on a consolidated basis, effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(35)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(36)Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.
(37)Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Agents or the Forward Sellers for the Company, other than the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Agents and the Forward Sellers.

(38)Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(39)Absence of Manipulation. The Company, the Operating Partnership, the Subsidiaries and their respective affiliates have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(40)Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(41)Real Estate Investment Trust. Commencing with its initial taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as disclosed in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2025 or future taxable years. The description of the Company’s organization and current and proposed method of operations (to the extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is accurate in all material respects and presents fairly the matters referred to therein.
(42)Mortgages, Deeds of Trust. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets disclosed in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of the Subsidiaries, nor does the Company, the Operating Partnership or any of the Subsidiaries hold a participating interest therein (other than intercompany loans), (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of the Subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.
(43)No Unlawful Payments. None of the Company, the Operating Partnership or any of the Subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Operating Partnership and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(44)Anti-Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
(45)No Conflicts with Sanction Laws. Neither the Company, the Operating Partnership nor any of the Subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any trustee, director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled (where such ownership or control would violate the Sanctions, as defined below) by one or more Persons that are, currently the subject or the target of any applicable sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authorities, in each case to the extent that such authority has jurisdiction over the Company (collectively,

“Sanctions”); nor is the Company, the Operating Partnership or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company and the Operating Partnership will not directly or indirectly use the Net Proceeds of the offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person, or in any Sanctioned Country, that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to unlawfully fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Operating Partnership and the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject or the target of Sanctions or with any Sanctioned Country in a manner that will result in the violation of such Sanctions.
(46)Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership has any, nor do any of the Subsidiaries have any material, outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Agents, the Forward Sellers or the Forward Purchasers and neither the Company nor the Operating Partnership intend to use any of the proceeds from the sale of the Shares to repay any debt owed to the Agents, the Forward Sellers or the Forward Purchasers or any affiliate thereof.
(47)Related Party Transactions. There are no business relationships or related party transactions involving the Company, the Operating Partnership or the Subsidiaries or, to the knowledge of the Company, any other persons that are required to be described in the Prospectus that have not been described as required.
(48)ERISA. Each of the Company, the Operating Partnership and each of the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Company, the Operating Partnership or any of the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company, the Operating Partnership or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
(49)No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Agents and the Forward Sellers in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby or thereby.
(50)Proprietary Trading by the Agents. The Company acknowledges and agrees that the Agents, the Forward Sellers and the Forward Purchasers have informed the Company that the Agents, the Forward Sellers and the Forward Purchasers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for their own account and for the account of their client while this Agreement is in effect, and shall be under no obligation to purchase Common Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent in a Terms Agreement.
(51)FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company or the Operating Partnership and, to the knowledge of the Company, its officers, trustees and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no trustee, director or officer of the Company or the Operating Partnership has any association with any FINRA member.
(52)No Prohibition on Dividends by Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, none of the Operating Partnership or any of the Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on the Operating Partnership’s partnership interests or such Subsidiary’s capital stock, from repaying any debt owed to the Company, or from transferring any of its property or assets to the Company or any of its other Subsidiaries, other than prohibitions that would not, individually or in the aggregate, prevent the Company from making distributions to its shareholders in a manner necessary to maintain its status as a real estate investment trust under the Code.
(53)Limitations During Forward Hedge Selling Period and Unwind Period. The Company or any Affiliate thereof will not acquire any Common Shares from, or enter into a long derivative position with respect to the Common Shares, with a third party during any Forward Hedge Selling Period or Unwind Period (as defined in the Master Forward Confirmation). For this purpose, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity shall mean ownership of 50% or more of the voting power or value of such person or entity.
(54)Reserved Common Shares. In respect to any Forward, a number of Common Shares at least equal to the Capped Number shall be reserved for issuance by the Company’s Board of Trustees.
(b)Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agents, the Forward Sellers and the Forward Purchasers or to their counsel shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.
Section 6. Delivery to the Agents and the Forward Sellers; Settlement.
(a)Settlement of Issuance Shares. Unless otherwise specified in the applicable Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Shares in an Issuance will occur on the first Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold in an Issuance (the “Net Proceeds”) will be equal to the aggregate offering price received by the Current Agent at which such Shares were sold, after deduction for (i) the Current Agent’s Selling Commission, (ii) any other amounts due and payable by the Company to the Current Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)Delivery of Issuance Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in an Issuance by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and the Current Agent which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date in accordance with the terms of this Agreement, then in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 10(d) hereof, it will (i) hold the Current Agent harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Current Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(c)Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Forward Placement Notice (as amended by the corresponding Acceptance, if applicable) or the Current Forward Purchaser and Current Forward Seller agree otherwise, settlement for sales of Forward Hedge Shares will occur on the first Trading Day following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on or before each Forward Hedge Settlement Date, the Current Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Current Forward Seller’s or its designee’s account (provided that the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on each Forward Hedge Settlement Date, the Current Forward Seller will deliver to the Current Forward Purchaser an amount equal to the “Forward Price” (as defined in the Master Forward Confirmation but with the Volume-Weighted Hedge Price being determined based solely on the sales of the Forward Hedge Shares subject to the related Forward Hedge Settlement Date) for such Forward multiplied by the number of Forward Hedge Shares being sold in same day funds to an account designated by the Current Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Current Forward Seller and the Current Forward Purchaser. The amount of any discount, commission, or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall not exceed the Forward Hedge Selling Commission.
(d)Denominations; Registration. The Company shall deliver the Shares through the facilities of The Depository Trust Company unless the Current Agent or the Current Forward Purchaser shall otherwise instruct. If the Current Agent or the Current Forward Purchaser instructs the Company that any Shares are to be issued in certificated form, certificates for such Shares shall be in such denominations and registered in such names as the Current Agent or the Current Forward Purchaser may request in writing at least one full business day before the Settlement Date. Any such certificates for the Shares will be made available for examination and packaging by such Agent in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.
(e)Limitations on Offering Size. Under no circumstances shall the Company deliver a Placement Notice if, after giving effect to the sale of the Shares to be sold pursuant to such Placement Notice, the aggregate offering price of Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents and the Forward Sellers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Trustees of the Company, or any duly authorized committee thereof, and notified to the Agents and the Forward Sellers in writing.
(f)Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares under this Agreement shall only be effected by or through only one of the Agents or Forward Sellers at a time, but in no event more than one, and the Company shall in no event issue an Issuance Placement Notice and/or a Forward Placement

Notice that could result in the relevant Agents or Forward Sellers selling Shares on the same day; provided, however, that (1) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security, (ii) sales under this Agreement solely to employees or security holders of the Company, the Operating Partnership or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, or (iii) any Exempt Transaction, and (2) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
(g)Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company and the Agents, the Forward Sellers and the Forward Purchasers agree that the Company shall not request the Agents or the Forward Sellers to sell and the Agents and the Forward Sellers shall not be obligated to sell and the Forward Purchasers shall not be obligated to borrow, any Shares that would be sold (i) during any period in which the Company is in possession of material non-public information, (ii) during the 14 calendar days prior to the first date (each, a “Start Date”) on which the Company shall issue an Earnings Announcement, or (iii) except as provided in Section 6(h) below, at any time from and including a Start Date through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
(h)Filings of Earnings 8-K. If the Company wishes to execute an Issuance or a Forward at any time during the period from and including a Start Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents and the Forward Sellers (with a copy to their counsel) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Sellers, and, prior to its filing, obtain the written consent of the Agents and the Forward Sellers to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents and the Forward Sellers with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p), (q) and (r), respectively, hereof, (iii) afford the Agents and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letter as provided in Section 7(o), (p), (q) and (r), respectively, hereof, and (B) this Section 6(h) shall in no way affect or limit the operation of clause (i) of Section 6(g) hereof, which shall have independent application.
Section 7. Covenants of the Company and the Operating Partnership.
Each of the Company and the Operating Partnership covenants with the Agents, the Forward Sellers and the Forward Purchasers as follows:
(a)Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to the Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Agents and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of an Agent or a Forward Seller, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s or the Forward Seller’s, as applicable, reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares (provided, however, that the failure of an Agent or a Forward Seller to make such request shall not relieve the Company of any obligation or liability hereunder, or affect an Agent’s or a Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents and the Forward Sellers within a reasonable period of time before the filing and the Agents and the Forward Sellers have not reasonably objected thereto (provided, however, that the failure of the Agents or the Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ or the Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents and the Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act).
(b)Notice of Commission Stop Orders. The Company will advise the Agents and the Forward Sellers promptly after it receives notice or obtains knowledge thereof of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the

Securities Act in connection with the offering of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.
(c)Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and the Forward Sellers and their counsel (at the expense of the Company) copies of the Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered (including, without limitation, pursuant to Rule 172) under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents and the Forward Sellers may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents and the Forward Sellers to the extent such document is available on EDGAR. The copies of the Registration Statement, the Prospectus, any amendments or supplements to the Registration Statement or the Prospectus, and any Issuer Free Writing Prospectus furnished to the Agents and the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents and the Forward Sellers to suspend the offering of Shares during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents and the Forward Sellers such number of copies of such amendment or supplement as the Agents and the Forward Sellers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the

Agents and the Forward Sellers to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Sellers, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents and the Forward Sellers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares.
(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Agents and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”
(h)Listing. During any period in which the Prospectus relating to the Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.
(i)Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)Notice of Other Sales. During the pendency of any Placement Notice, the Company will not, without (i) giving the Agents, the Forward Sellers and the Forward Purchasers at least one (1) business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents, the Forward Sellers and the Forward Purchasers suspending activity under this Agreement for such period of time as requested by the Company or as deemed appropriate by the Agents, the Forward Sellers and the

Forward Purchasers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (C) file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or post-effective amendment to the Registration Statement). The foregoing sentence shall not apply to (v) the Common Shares to be offered and sold through the Agents and the Forward Sellers pursuant to this Agreement, (w) Common Shares issuable pursuant to the Company’s dividend reinvestment plan or the Company’s employee share purchase plan, as these plans may be amended or replaced from time to time and (x) Common Shares issued upon redemptions of units of the Operating Partnership, (y) equity incentive awards approved by the Board of Trustees of the Company or the compensation committee thereof or the issuance of Common Shares upon exercise thereof and (z) any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares in connection with acquisitions of real property or real property companies.
(l)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice, advise the Agents, the Forward Sellers and the Forward Purchasers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Sellers and the Forward Purchasers pursuant to this Agreement.
(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents, the Forward Sellers and the Forward Purchasers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.
(n)Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Shares sold pursuant to this Agreement and the net proceeds received by the Company with respect to such sales of Shares pursuant to this Agreement, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act.
(o)Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:
(1)each time the Company:
(i)files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the

Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;
(ii)files an Annual Report on Form 10-K under the Exchange Act;
(iii)files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)files an Earnings 8-K or a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and
(2)at any other time reasonably requested by the Agents (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, substantially in the form attached hereto as Exhibit E, as promptly as possible and in no event later than three (3) Trading Days following any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be deemed waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agents or the Forward Sellers sell any Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, substantially in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)Company Counsel Legal Opinions and Disclosure Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate, substantially in the form attached hereto as Exhibit E, for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion and a disclosure letter of Goodwin Procter LLP (“Company Counsel”), or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinions and letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and letter for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion and letter delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)Maryland Company Counsel Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate, substantially in the form attached hereto as Exhibit E, for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers the written opinion of Venable LLP (“Maryland Company Counsel”), or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(r)Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate, substantially in the form attached hereto as Exhibit E, for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents, the Forward Sellers and the Forward Purchasers a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(s)Opinion of Counsel for the Agents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit E for which no waiver is applicable, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion and disclosure letter or opinions of Vinson & Elkins L.L.P., counsel for the Agent, dated such date, with respect to such matters as the Agent may reasonably request.
(t)Additional Documents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate, substantially in the form attached hereto as Exhibit E, for which no waiver is applicable, the Company shall cause to be furnished to counsel for the Agents, the Forward Sellers and the Forward Purchasers such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and their counsel.
(u)Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement.
(v)Compliance with Laws. The Company, the Operating Partnership and each of the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company, the Operating Partnership and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(w)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that none of the Company, the Operating Partnership or any of the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(x)Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(y)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Agents in their capacity as principal or sales agent, or the Forward Sellers, as applicable, the Company (including its agents and representatives, other than the Agents or Forward Sellers in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agents as principal or agent or by the Forward Sellers hereunder.
(z)Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(aa)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agents and the Forward Sellers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(ab)REIT Treatment. The Company will use its reasonable best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and subsequent tax years that include any portion of the term of this Agreement, unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.
(ac)DTC. The Company shall cooperate with the Agents, the Forward Sellers and the Forward Purchasers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
Section 8. Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance by the Company and the Operating Partnership of each of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the certificates for the Shares, (iii) the preparation, issuance and delivery of the Shares to the Agents or Forward Sellers, as applicable, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of such Shares, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers or the Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA of the terms of the sale of the Shares, not to exceed $10,000, (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (xi) any travel expenses of the officers and employees of the Company and the Operating Partnership and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Shares.
(b)Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 13 hereof, either (i) by the Company, at any time, or (ii) by the Agents, the Forward Sellers or the Forward Purchasers, on or after the 24-month anniversary of the execution of this Agreement, and, in either case, prior to the sale of Shares under this Agreement with an aggregate sales price of $10,000,000 or more, then the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agents, and a single counsel to the Forward Sellers and the Forward Purchasers incurred by them in connection with the offering contemplated by this Agreement; provided, that, the Company will not be obligated to reimburse any expenses pursuant to this Section 8(b) in excess of each Agent’s pro rata share of $75,000 of such fees and disbursements (calculated by dividing the amount of such expenses by the number of agents subject to this Agreement as of the date of execution of this Agreement).
Section 9. Conditions to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers.
The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) (including, if applicable, by updating the “Calculation of Registration Fee” exhibit in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement filed at the time of the fee payment or in the manner specific by Rule 424(g)).

(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. The Agents, the Forward Sellers and the Forward Purchasers shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of the Agents, the Forward Sellers and the Forward Purchasers is material, or omits to state a fact that in the reasonable opinion of the Agents, the Forward Sellers and the Forward Purchasers is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)Material Changes. Except as disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.
(e)Opinions and Disclosure Letter of Company Counsel. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and letter of Company Counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
(f)Opinion of Maryland Company Counsel. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion of Maryland Company Counsel required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(g)Opinion of Counsel for the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion and disclosure letter of Vinson & Elkins L.L.P. required to be delivered pursuant to Section 7(s) on or before the date on which such delivery of such opinion is required pursuant to Section 7(s).
(h)Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(i)Accountant’s Comfort Letter. The Agents, the Forward Sellers and the Forward Purchasers shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).
(j)Approval for Listing. The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the issuance of any Placement Notice.
(k)No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.
(l)Additional Documents. On or prior to each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and their counsel.
(m)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(n)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof shall survive such termination and remain in full force and effect.
(o)No Analogous Role. No other Agent shall be acting in a role analogous to that of a Current Seller on any day on which a Current Seller would be acting pursuant to the relevant Placement Notice delivered pursuant to this Agreement.
Section 10. Indemnification.
(a)Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each of the Agents, the Forward Sellers and the Forward Purchasers, their agents, officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act) and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.
(b)Indemnification by the Agents. The Agents, the Forward Sellers and the Forward Purchasers agree to indemnify, severally and not jointly, and hold harmless the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration

Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.
(c)Actions against Parties; Notification. In case any action, investigation or proceeding (including any investigation or proceeding by any governmental agency or body) shall be commenced involving any party or parties in respect of which indemnity may be sought pursuant to this Section 10, such party or parties (the “indemnified party” or the “indemnified parties”) shall give notice as promptly as reasonably practicable to the party or parties against whom such indemnity may be sought (the “indemnifying party” or the “indemnifying parties”) of such action, investigation or proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agents, the Forward Sellers and the Forward Purchasers; and counsel to the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 11. Contribution.
If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and each applicable Agent, each Forward Seller and if relevant, each applicable Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of each Agent, each Forward Seller and each Forward Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership on the one hand and the applicable Agent and/or Forward Purchaser on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the Master Forward Confirmations assuming that the aggregate amount payable by the applicable Forward Purchaser under the Master Forward Confirmations is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares) bear to the total commissions or discounts received by the applicable Agent and/or the aggregate net spread (net of any related hedging and other costs) received by the Forward Purchaser, on the other hand.
The relative fault of the Company and the Operating Partnership, on the one hand, and each Agent, each Forward Seller and each Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by each Agent, each

Forward Seller and each Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, each Agent, each Forward Seller and each Forward Purchaser shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Agent or Forward Seller and/or the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser with respect to the offering of the Shares exceeds the amount of any damages that such Agent, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 11 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 11 had been available under the circumstances.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any, who controls any Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, Forward Seller or Forward Purchaser and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
Section 12. Representations, Warranties, Indemnities and Agreements to Survive Delivery.
The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or its affiliates or selling agents or any person controlling the Agent, or by or on behalf of the Company, the Operating Partnership, their officers, trustees, employees, agents or any person controlling the Company or the Operating Partnership and (ii) delivery of, and payment for, the Shares.

Section 13. Termination of Agreement.
(a)Termination; General. The Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement, except that with respect to any pending sale through any Agent or Forward Seller for the Company, the obligations of the Company, including in respect of compensation of such Agent or Forward Seller, shall remain in full force and effect notwithstanding the termination.
(c)Termination by the Agents, the Forward Sellers and the Forward Purchasers. Each Agent, each Forward Seller and each Forward Purchaser shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate the provisions of this Agreement relating to such Agent, Forward Seller or Forward Purchaser in its sole discretion at any time after the date of this Agreement.
(d)Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Shares pursuant to this Agreement (including any separate underwriting or similar agreement covering principal transactions described in Section 1 and Section 2 of this Agreement) with an aggregate sale price equal to the Maximum Amount.
(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
(f)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.
(g)Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.
(h)Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.
Section 14. Notices.
Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):
(a)If to the Agents, the Forward Sellers or the Forward Purchasers:
To the applicable addressees set forth in Schedule 1 hereto
With a copy to:
Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037
Attention: S. Gregory Cope
Email: GCope@velaw.com
(b)If to the Company or the Operating Partnership:
Urban Edge Properties
12 East 49th Street
New York, New York 10017
Attention: Chief Financial Officer and General Counsel
Email:

With a copy to:
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention: Yoel Kranz
Email: YKranz@goodwinlaw.com
Section 15. Parties.
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees, directors, employees or agents referred to in Sections 10 and 11, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers, trustees, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from the Agents or the Forward Sellers shall be deemed to be a successor by reason merely of such purchase.
Section 16. Adjustments for Share Splits.
The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.
Section 17. Governing Law and Time.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18. Effect of Headings.
The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
Section 19. Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 20. Definitions.
As used in this Agreement, the following terms have the respective meanings set forth below:
“Agent Information” means statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Agents’ names.
“Applicable Time” means the time of each sale of any Shares or any securities pursuant to this Agreement.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.
“Common Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company.
“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject including, without limitation, all Subject Instruments.
“Covered Entity” means any of (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Earnings Announcement” means a press release issued by the Company containing, or a public announcement by the Company of, its earnings, revenues or other operating results for a completed fiscal period or periods.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Existing Credit Agreement” means the Amended and Restated Revolving Credit Agreement among the Operating Partnership, as borrower, the banks party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of August 9, 2022, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company, the Operating Partnership or any of the Subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Forward Placement Notice to a Forward Seller and a Forward Purchaser requiring such Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement.
“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.
“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the aggregate Sales Price of the Forward Hedge Shares sold during the Trading Day of any Forward Hedge Selling Period.
“Forward Hedge Selling Commission Rate” has the meaning set forth in Exhibit C.
“Forward Hedge Selling Period” means, for each Forward, the period specified in the Forward Placement Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the Forward Hedge Shares for such Forward would equal or exceed the Maximum Forward Hedge Shares, (ii) the Forward Placement Notice is no longer effective in accordance with Section 2 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.
“Forward Hedge Shares” means all Common Shares borrowed by a Forward Purchaser and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller delivered in accordance with this Agreement that contains the information required by Section 2 and specifies that it relates to a Forward, a form of which is attached hereto as Exhibit A-2.
“GAAP” means U.S. generally accepted accounting principles.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Placement Notice requiring an Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Issuance Placement Notice, subject to the terms and conditions of this Agreement.
“Issuance Amount” means the aggregate number of the Issuance Shares to be offered and sold by an Agent with respect to any Issuance as specified in the Issuance Placement Notice for such Issuance.
“Issuance Placement Notice” means a written notice to an Agent delivered in accordance with this Agreement that contains the information required by Section 2, a form of which is attached hereto as Exhibit A-1.
“Issuance Selling Period” means the period commencing on the Trading Day specified in the Issuance Placement Notice and terminating on the date specified in the Issuance Placement Notice.
“Issuance Shares” means all Common Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares (including any identified on Exhibit F attached hereto) that (A) is required to be filed with the Commission by the Company, (B) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim, defect, equity or other restriction of any kind.

“Master Forward Confirmation” means the applicable Master Confirmation for Forwards, dated as of the date hereof, by and between the Company and the Forward Purchaser party thereto, including all provisions incorporated by reference therein.
“Maximum Forward Hedge Shares” means the amount specified in a Forward Placement Notice as the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement, bylaws or other similar agreement or document; and (e) in the case of any other entity, the organizational and governing documents of such entity.
“Placement Notice” means an Issuance Placement Notice or a Forward Placement Notice.
“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
“Rule 163,” “Rule 164(h)(2),” “Rule 172,” “Rule 405,” “Rule 401(g)(2),” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.
“Sales Price” means for each Issuance or Forward hereunder, the actual execution price of each Issuance Share (in the case of an Issuance) or the Volume-Weighted Hedge Price of the Forward Hedge Shares (in the case of a Forward) sold by an Agent or a Forward Seller during any Selling Period or as otherwise agreed by the parties in other methods of sale.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Selling Commission” means, for any Issuance, the product of (x) the Selling Commission Rate for such Issuance and (y) the aggregate Sales Price of the Issuance Shares sold during the Trading Day of any Issuance Selling Period.
“Selling Commission Rate” means a mutually agreed rate of the Sales Price of Issuance Shares sold during any Issuance Selling Period as specified in the Issuance Placement Notice for such Issuance (as amended by the corresponding Acceptance, if applicable), the maximum amount which is set forth in Exhibit C attached hereto.
“Selling Period” means any Forward Hedge Selling Period or Issuance Selling Period.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.
“Subject Instruments” means the Existing Credit Agreement and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
“Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.
“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Agent outside of the United States.
Section 21. Permitted Free Writing Prospectuses.
Each of the Company and the Operating Partnership represents and warrants that it has not made, and each of the Company and the Operating Partnership agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, and each of the Agents, the Forward Sellers and the Forward Purchasers represents and warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by any Agent or Forward Seller or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F attached hereto are Permitted Free Writing Prospectuses.
Section 22. Absence of a Fiduciary Relationship.
This Agreement represents the entire agreement among the parties hereto with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares. Each of the Company and the Operating Partnership acknowledges and agrees that:
(a)each Agent and Forward Seller is acting solely as agent and/or principal or forward seller in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and any Forward Contract and the process leading to such transactions, each Agent, Forward Seller and Forward Purchaser has acted and will act at arm’s length and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, Forward Seller or Forward Purchaser on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent, Forward Seller or Forward Purchaser has advised or is advising the Company and/or the Operating Partnership on other matters, and each Agent, Forward Seller and Forward Purchaser has no obligation and owes no duties to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations and duties expressly set forth in this Agreement;
(b)the public offering price of any Shares sold pursuant to this Agreement will not be established by the Agents or Forward Sellers;
(c)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership, and the Agents have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)none of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person; and
(g)it waives, to the fullest extent permitted by law, any claims it may have against the Agents, the Forward Sellers or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents, the Forward Sellers and the Forward Purchasers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
Section 23. Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Agent or Forward Purchaser is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Agent or Forward Purchaser is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.
Very truly yours,
URBAN EDGE PROPERTIES
By:    /s/ Mark J. Langer
    Name: Mark J. Langer
    Title: Chief Financial Officer
URBAN EDGE PROPERTIES LP
By:    /s/ Mark J. Langer
    Name: Mark J. Langer
    Title: Chief Financial Officer
    [Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the
date first above written:
WELLS FARGO SECURITIES, LLC, as
Agent and Forward Seller
By:    /s/ Rohit Mehta
    Name: Rohit Mehta
    Title: Managing Director
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Forward Purchaser
By:    /s/ Kevin Brillhart
    Name: Kevin Brillhart
    Title: Managing Director
BTIG, LLC, as Agent
By:    /s/ Eric Clark
    Name: Eric Clark
    Title: Managing Director
GOLDMAN SACHS & CO. LLC, as Agent,
Forward Seller and Forward Purchaser
By:    /s/ Jan Debeuckelaer
    Name: Jan Debeuckelaer
    Title: Managing Director
J.P. MORGAN SECURITIES LLC, as Agent
and Forward Seller
By:    /s/ Sanjeet Dewal
    Name: Sanjeet Dewal
    Title: Managing Director
    [Signature Page to Equity Distribution Agreement]

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Forward Purchaser
By:    /s/ Sanjeet Dewal
    Name: Sanjeet Dewal
    Title: Managing Director
JEFFERIES LLC, as Agent, Forward Seller
and Forward Purchaser
By:    /s/ Christopher Allred
    Name: Christopher Allred
    Title: Managing Director
MORGAN STANLEY & CO. LLC, as Agent,
Forward Seller and Forward Purchaser
By:    /s/ Daniel Croitoru
    Name: Daniel Croitoru
    Title: Vice President
NOMURA GLOBAL FINANCIAL PRODUCTS, INC.,
as Forward Purchaser

By: /s/ Jeffery Petillo
Name: Jeffery Petillo
Title: Authorized Representative
NOMURA SECURITIES INTERNATIONAL, INC.,
as Forward Seller

By: /s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

TD SECURITIES (USA) LLC, as Agent and
Forward Seller
By:    /s/ Jordan Weiner
    Name: Jordan Weiner
    Title: Director

    [Signature Page to Equity Distribution Agreement]

THE TORONTO-DOMINION BANK, as
Forward Purchaser
By:    /s/ Christopher Obalde
    Name: Christopher Obalde
    Title: Authorized Signatory
TRUIST SECURITIES INC., as Agent and
Forward Seller
By:    /s/ Keith Carpenter
    Name: Keith Carpenter
    Title: Managing Director
TRUIST BANK, as Forward Purchaser
By:    /s/ Michael Collins
    Name: Michael Collins
    Title: Managing Director

    [Signature Page to Equity Distribution Agreement]

Schedule 1

NOTICE INFORMATION

Schedule 1-1

Exhibit A-1

FORM OF ISSUANCE PLACEMENT NOTICE
From:    [    ]
Cc:    [    ]
To:    [    ]
Subject:    Equity Distribution—Placement Notice
To whom it may concern:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Urban Edge Properties (the “Company”) and Urban Edge Properties LP, on the one hand, and each of Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities Inc., each in its capacity as sales agent and/or principal (each, an “Agent” and together, the “Agents”) and, together with Nomura Securities International Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, in connection with the offering and sale of any Forward Hedge Shares (as defined in the Agreement), as forward seller, and each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., The Toronto-Dominion Bank and Truist Bank, each as forward purchaser, on the other hand, dated August 11, 2025 (the “Agreement”), I hereby request on behalf of the Company that _______________ sell up to [●] of the Company’s common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $[●] per share. The Selling Commission Rate shall be _____.
The daily issuance of the above referenced common shares should not represent any more than []% of the Company’s average daily trading volume on any given day, and should be issued between [], 20[] and [], 20[].
[ADDITIONAL SALES PARAMETERS TO BE ADDED BY COMPANY IF APPLICABLE, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, ANY LIMITATION ON THE NUMBER OF SHARES THAT MAY BE SOLD IN ANY ONE DAY, SPECIFIC DATES THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

A-1-1

Exhibit A-2

FORM OF FORWARD PLACEMENT NOTICE
From:    [    ]
Cc:    [    ]
To:    [    ]
Subject:    Sales Financing Agency Agreement—Placement Notice—Forward
To whom it may concern:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Urban Edge Properties (the “Company”) and Urban Edge Properties LP, on the one hand, and each of Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities Inc., each in its capacity as sales agent and/or principal (each, an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, in connection with the offering and sale of any Forward Hedge Shares (as defined in the Agreement), as forward seller, and each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., The Toronto-Dominion Bank and Truist Bank, each as forward purchaser, on the other hand, dated August 11, 2025 (the “Agreement”), I hereby request on behalf of the Company that _________ enter into a Forward with Maximum Forward Hedge Shares of __________ Any sales pursuant to this Placement Notice should occur between ____ and ____ (such period, the “Forward Hedge Selling Period”)[, and the aggregate number of Forward Hedge Shares sold on any given day should not exceed _____]. The term of the Forward shall be ________ months. The Forward Hedge Selling Commission Rate shall be ___%. The remaining notional amount under the Maximum Amount is ____________.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED]
Forward Price Reduction Dates    Forward Price Reduction Amounts
____________________     $________________
____________________     $________________
Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[__]]:	$[___]
For any calendar quarter ending after [December 31, 20[__]]:	$[___]
A-2-1

Exhibit B
Exhibit B
AUTHORIZED INDIVIDUALS FOR
PLACEMENT NOTICES AND ACCEPTANCES
Company:
Urban Edge Properties
Jeffrey S. Olson
Mark Langer
Agents:
Forward Sellers:

Forward Purchasers:

B-1

Exhibit C

COMPENSATION
The Current Agent shall be paid a Selling Commission Rate to up to 2.0% of the gross proceeds from the sales of Issuance Shares pursuant to the terms of this Agreement.
The Forward Hedge Selling Commission Rate shall be up to 2.0%.

C-1

Exhibit D-1

FORM OF CORPORATE OPINION AND DISCLOSURE LETTER
OF COMPANY COUNSEL
See attached.

D-1-1

Exhibit D-2

FORM OF TAX OPINION OF COMPANY COUNSEL
See attached.

D-2-1

Exhibit E

OFFICER’S CERTIFICATE
The undersigned, Mark J. Langer, the duly qualified and elected Chief Financial Officer of Urban Edge Properties (the “Company”), a Maryland real estate investment trust and the sole general partner of Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), does hereby certify on behalf of the Company and the Operating Partnership and not in his individual capacity, pursuant to Section 7(o) of the Equity Distribution Agreement (the “Equity Distribution Agreement”), by and among the Company and the Operating Partnership, on the one hand, and each of Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc., acting in their capacity as sales agents (the “Agents”), and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, in their capacity as forward sellers (the “Forward Sellers”), and each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., The Toronto-Dominion Bank and Truist Bank, acting in their capacity as forward purchasers (the “Forward Purchasers”) that to the knowledge of the undersigned:
(i)The representations and warranties of the Company and the Operating Partnership in Section 5 of the Equity Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof (other than those conditions waived by the Agents, the Forward Sellers and the Forward Purchasers).
Each of Goodwin Procter LLP, Venable LLP and Vinson & Elkins L.L.P. is entitled to rely upon this Officer’s Certificate in connection with the respective opinions given by such firms pursuant to Section 7(p), Section 7(q) and Section 7(s) of the Equity Distribution Agreement.
[Remainder of Page Left Intentionally Blank]

E-1

Exhibit F

ISSUER FREE WRITING PROSPECTUSES
None

F-1

Exhibit G

FORM OF OPINION OF MARYLAND COMPANY COUNSEL
See attached.

G-1